UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 23, 2011

DFC GLOBAL CORP.

(Exact name of registrant as specified in charter)

Not Applicable

(Former name or former address, if changed since last report)

DELAWARE	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
(Address of principal executive offices)		(Zip Code)

610-296-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2011, DFC Global Corp. (the “Company”), along with certain of its direct and indirect wholly owned subsidiaries, entered into the First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of March 3, 2011 with Wells Fargo Bank, National Association and the lenders party thereto (as amended to date, the “Credit Agreement”). The Amendment increases the Company’s flexibility with respect to business operations, transactions and reporting.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Credit Agreement dated December 23, 2011 among DFC Global Corp., certain subsidiaries of DFC Global Corp. parties thereto, Wells Fargo Bank, National Association and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC GLOBAL CORP.

Date: December 30, 2011	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President of Finance,
Chief Accounting Officer and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Credit Agreement dated December 23, 2011 among DFC Global Corp., certain subsidiaries of DFC Global Corp. parties thereto, Wells Fargo Bank, National Association and the lenders party thereto.